UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2024

CXAPP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39642	85-2104918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Palo Alto Square, Suite 200, 3000 El Camino Real, Palo Alto, CA	94306
(Address of principal executive offices)	(Zip Code)

(650) 785-7171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CXAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Inability to Timely File Form 10-K

As previously reported in the Notification of Late Filing on Form 12b-25 filed by CXApp Inc. (“Company”) with the Securities and Exchange Commission (“SEC”) on March 29, 2024 (the “Form 12b-25”), the Company was unable to file the Form 10-K within the prescribed period due to the delay in the audit of the Company’s financial statements in connection with its recent business combination with its precedecessor, specifically related to the interim stub period from January 1, 2023 to March 14, 2023. Subsequent to filing the Form 12b-25, the Company continued to dedicate significant resources to the completion of the Form 10-K but was unable to file the Form 10-K by April 16, 2024, the end of the extension period provided by the Form 12b-25. The Company requires additional time to complete the review and audit procedures required for the fiscal year. The Company is working diligently to complete the necessary work to file the Form 10-K as soon as practicable.

Impact on Sales Pursuant to Rule 144

Until such time as the Company files its Form 10-K and is otherwise current in its filings with the SEC, Company stockholders will be unable to utilize Rule 144 for sales of restricted securities.

Impact on Nasdaq Listing

The Company’s common stock currently is listed on the Nasdaq Capital Market (“Nasdaq”). Failure by the Company to timely file the Form 10-K is expected to generate a notification letter from Nasdaq that the Company is no longer in compliance with the Nasdaq requirement for the timely filing of all required financial reports with the SEC. Such a notification letter, if received, is expected to grant the Company 60 days from the date of such notice to file the Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CXApp Inc.

Date: April 17, 2024	By:	/s/ Khurram P. Sheikh
	Name:	Khurram P. Sheikh
	Title:	Chairman and Chief Executive Officer

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